Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-67526) and Form S-8 (No. 333-67216, No. 333-43818 and 333-86172) of Deltagen, Inc. of our report dated February 8, 2002 relating to the special purpose statements of Bristol-Myers Squibb Pharma Research Labs, Inc., which appears in the Current Report on Form 8-K/A of Deltagen, Inc. dated May 2, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
May 2, 2002